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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Electropharmacology, Inc.
Pompano Beach, Florida

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 (Post Effective Amendment No. 1) of our report dated April 2, 1996, relating to the financial statements of Electropharmacology, Inc., for the year ended December 31, 1995 appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.



Miami, Florida                                              /s/ BDO SEIDMAN, LLP
April 21, 1997                                              --------------------
                                                            BDO Seidman, LLP